Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SouFun Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

F9M, Building 5, Zone 4, Hanwei International Plaza

No. 186 South 4th Ring Road

Fengtai District, Beijing 100160

The People’s Republic of China

+86-10-5631-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 2015 Stock Incentive Plan

(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Vincent Mo

Executive Chairman

SouFun Holdings Limited

F9M, Building 5, Zone 4, Hanwei International Plaza

No. 186 South 4th Ring Road

Fengtai District, Beijing 100160

The People’s Republic of China

Telephone: +86-10-5631-8000

Fax: +86-10-5631 8010

Barry E. Taylor, Esq. Julia Reigel, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Telephone: +1-650-493-9300 Fax: +1-650-493-6811

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C

Beijing Yintai Centre

Chaoyang District, Beijing 100022

The People’s Republic of China

Telephone: +86-10-6529-8300

Fax: +86-10-6529-8399

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
	Amount to be	Offering Price Per	Maximum Aggregate	Amount of Registration
Title of Securities to be Registered (1)	Registered (2)	Share	Offering Price	Fee
Class A Ordinary Shares, par value HK$1.00 per share	4,510,675 (3)	$27.975 (4)	$126,186,133.13	$14,662.83
Class B Ordinary Shares, par value HK$1.00 per share	1,880,834 (3)	$27.975 (4)	$52,616,331.15	$6,114.02
Total			$178,802,464.28	$20,776.85

(1)	The Class A ordinary shares may be represented by the ADSs of SouFun Holdings Limited (the “Registrant”), each of which represents one-fifth of one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-170709) and the amendment thereto (File No. 333-169176).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may become issuable pursuant to the Registrant’s 2015 Stock Incentive Plan (the “2015 Plan”) by reason of any stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s ordinary shares.

(3)	Reflects automatic annual increases during the term of the 2015 Plan to the number of shares of Registrant’s ordinary shares reserved for issuance under the 2015 Plan, which annual increases are provided for in the 2015 Plan.

(4)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $5.595, the average of the high and low prices of Registrant’s ADS as reported on the New York Stock Exchange on September 25, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2014 filed with the Commission on April 28, 2015 pursuant to Section 13 or Section 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by its Form 20-F/A filed with the Commission on August 14, 2015, which included the Registrant’s audited financial statements for the year ended December 31, 2014;

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A filed with the Commission on September 2, 2010 pursuant to Section 12 of the Exchange Act, including any amendment and report subsequently filed for the purpose of updating that description; and

(c)	The Registrant’s reports on Form 6-K, furnished to or filed with the Commission on May 22, 2015, June 12, 2015, July 6, 2015, August 20, 2015 and September 21, 2015.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 4.     Description of Securities

 As of March 31, 2015, the authorized share capital of the Registrant consisted of 600,000,000 shares, of which 58,477,084 shares were designated as Class A ordinary shares of a par value of HK$1.00 each and 24,334,650 shares were designated as Class B ordinary shares of a par value of HK$1.00 each.

Class A ordinary shares

     The description of Class A ordinary shares is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-169170), originally filed with the Commission on September 2, 2010, as amended, and updated by its Current Report on Form 6-K filed with the SEC on August 3, 2012, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act, which description and prospectus are incorporated herein by reference.

Class B ordinary shares

     Pursuant to the Registrant’s amended and restated articles of association (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 6-K filed with the SEC on August 3, 2012), the Class B ordinary shares shall:

(a)	entitle the holder to ten votes per share;

(b)	entitle the holder to such dividends as the board of directors of the Registrant may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Registrant, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or for the purpose of a reorganization or otherwise or upon any distribution of capital, entitle to the surplus assets of the Registrant;

(d)	entitle the holder to convert such shares into Class A ordinary shares on a one to one (1:1) basis at any time upon delivery of written notice to the board of directors of the Registrant whereas Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances;

(e)	upon any sale, pledge, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity which is not at any time a majority-owned and majority-controlled subsidiary of the Registrant, automatically convert into Class A ordinary shares (and, for the avoidance of doubt, at any time such subsequent holder ceases to be a majority-owned and majority-controlled subsidiary of the Registrant, the Class B ordinary shares held by such holder shall automatically convert into equal number of Class A ordinary shares); and

(f)	generally entitle the holder to enjoy all of the rights attaching to the Class A ordinary shares.

     Subject to the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, the Articles and, where applicable, the rules of the New York Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares of the Registrant, with the written consent of the holders of not less than 50.1% of the issued and outstanding Class B ordinary shares, the unissued shares of the Registrant (whether forming part of the original or any increased capital) shall be at the disposal of the board of directors of the Registrant, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the board of directors of the Registrant may in its absolute discretion determine but so that no shares shall be issued at a discount.

     Except as described above, there are no special rights or restrictions attached to the Class B ordinary shares that are different from those attached to the Class A ordinary shares.

Item 5.     Interests of Named Experts and Counsel

    Not applicable.

Item 6.     Indemnification of Directors and Officers

 Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article 164 of the Articles provides that the Registrant shall indemnify its directors and officers, for the time being of the Registrant, against actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred by such persons in their capacity as such, provided, however, that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the abovementioned persons.

     Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-169170), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.     Exemption From Registration Claimed

    Not applicable.

Item 8.     Exhibits

     The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9.     Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to that information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on September 29, 2015.

SOUFUN HOLDINGS LIMITED
By:	/s/ Vincent Tianquan Mo
Name:	Vincent Tianquan Mo
Title:	Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Vincent Tianquan Mo, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on September 29, 2015.

Signature	Title
/s/ Vincent Tianquan Mo	Executive Chairman
Vincent Tianquan Mo /s/ Richard Jiangong Dai	Director and Chief Executive Officer
Richard Jiangong Dai /s/ Quan Zhou	Director
Quan Zhou /s/ Solomon D. Trujillo	Independent Director
Solomon D. Trujillo /s/ Chi Zhang	Director
Chi Zhang /s/ Sam Hanhui Sun	Independent Director
Sam Hanhui Sun /s/ Shan Li	Independent Director
Shan Li /s/ Qian Zhao	Independent Director
Qian Zhao /s/ Giselle Manon Giselle Manon, on behalf of Law Debenture Corporate Services Inc. Title: Service of Process Officer	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 6-K filed with the SEC on August 3, 2012)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to the Registration Statement on Form S-8 filed with the SEC on March 30, 2011)

4.3	Registrant’s Specimen Certificate for Class B Ordinary Shares (incorporated herein by reference to the Registration Statement on Form S-8 filed with the SEC on March 30, 2011)

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	2015 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 6-K filed with the SEC on July 6, 2015)

23.1*	Consent of Ernst & Young Hua Ming LLP

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.